Exhibit 99.1
Contacts:
International Stem Cell Corporation
Kenneth C. Aldrich, Chairman
kaldrich@intlstemcell.com
Jeff Krstich, CEO
jkrstich@intlstemcell.com
Jeffrey Janus, President
janusj@lifelinecelltech.com
760-940-6383
Media Relations:
The Orbach Company, Inc.
Nevena Orbach
818-904-0500
nevena@orbachco.com
Investor Relations:
Capital Group Communications, Inc.
Abigail Bruce/George Carpenter
abigail@capitalgc.com
george@capitalgc.com
415- 332-7200 Office
415- 332-7201Fax
PEER REVIEW PAPER REPORTING CREATION OF HUMAN STEM CELL LINES THAT CAN BECOME ANY CELL TYPE USING UNFERTILIZED EGGS, CO-AUTHORED BY SCIENTISTS AT INTERNATIONAL STEM CELL CORPORATION/LIFELINE CELL TECHNOLOGY APPEARS IN CLONING AND STEM CELLS JOURNAL
Oceanside, California, June 27, 2007—Scientists at Lifeline Cell Technology, LLC, a wholly owned subsidiary of International Stem Cell Corporation (OTCBB:ISCO), have successfully created six unique human stem cell lines that appear capable of differentiation into any cell type found in the human body using an efficient method that does not require the use of fertilized embryos.
The creation of these new and unique stem cell lines, called parthenogenetic stem cells or phESC, was reported Tuesday in the online edition of Cloning and Stem Cells Journal http://www.liebertonline.com/doi/pdfplus/10.1089/clo.2007.0033 in a peer-review scientific paper whose primary author is Elena S. Revazova, M.D., PhD, and Chief Scientist at International Stem Cell Corporation in Oceanside, California.

Dr. Revazova is one of the world’s experts in creating cell lines, and was formerly one of the leading cell biologists in the Soviet Union before becoming a US citizen. She leads a team of researchers at International Stem Cell Corporation, which develops stem cells for the potential treatment of diabetes, liver disease and diseases of the retina, and develops specialized cells and media that scientists use in their stem cell research. It maintains corporate and research facilities in Oceanside, California; production and product development in Walkersville, Maryland; and maintains collaboration with a major research facility in Moscow, Russia.
Dr. Revazova’s paper entitled “Patient-Specific Stem Cell Lines Derived from Human Parthenogenetic Blastocysts”, describes a method using donated unfertilized eggs or “oocytes” yielding six unique stem cell lines. The paper also reports that these newly created phESC lines have the same potential to become any cell in the human body, as do traditionally-derived embryonic stem cells made from fertilized embryos.
“We have demonstrated a method of creating parthenogenetic human embryonic cells” and that such cells “can be differentiated in vivo into the three germ layers that lead to all cell types found in a human body,” reported Dr. Revazova in the research paper. The paper also reports that, “before now, all attempts to produce human parthenogenetic embryonic stem cells have failed.”
Co-author Jeffrey Janus, President of ISC, said the research showed promise for creating therapeutically useful cells for the woman who donated the source oocyte because “they are ‘MHC-matched’ to the oocyte donor.”
“Parthenogenetic stem cell lines that are genetically related to the recipient may overcome rejection problems and thus may have the potential to give significant therapeutic benefit to patients,” he said. In addition, “Parthenogenetically-derived stem cells provide an alternative to embryonic stem cells derived from fertilized embryos or from somatic cell nuclear transfer (SCNT) technology”.
The paper also reports that the new phESC lines were created with a protocol that minimizes animal-derived components, making the derived phESC lines more suitable for potential clinical use.
The ability of phESC lines to form derivates from three germ layers that lead to all the cells found in a human body was proven by subcutaneous injection of the phESC into immunodeficient rats and mice and the subsequent formation of complex tissue structures called teratomas. Histological examination demonstrated the presence of organized structures, including epithelia, capsula, smooth muscule, adipose tissue, hematogenic tissue, neural tubes and glandular epithelia. The research also demonstrated that phESC were capable of giving rise to beating cardiomyocyte-like cells.
The paper states that “further investigations of the characteristics of phESC lines and their immune matching are necessary to determine their suitability for use in cell therapy.”

ABOUT LIFELINE CELL TECHONOLGY AND INTERNATIONAL STEM CELL CORPORATION:
International Stem Cell is a biotechnology company currently focused on developing therapeutic and research products. In the area of therapeutic product development, ISCO’s objective is to create an unlimited source of human cells for use in the treatment of several diseases, including diabetes, liver disease and retinal disease through cell transplant therapy. In furtherance of this objective, ISCO is currently developing human stem cells, techniques to cause those stem cells to be “differentiated” into the specific cell types required for transplant, and manufacturing protocols to produce the cells without contamination with animal by-products, a characteristic likely to be important in meeting U.S. Food and Drug Administration requirements. ISCO through its subsidiary, Lifeline Cell Technology, produces and markets a line of products for research that includes serum-free growth media and reagents essential to the process of creating and differentiating stem cells into therapeutic products needed for therapeutic cell transplantation research to academic and commercial researchers in related fields. For more information, visit the ISCO website at: www.internationalstemcell.com or http://www.b2i.us/irpass.asp?BzID=1468&to=ea&s=0
FORWARD LOOKING STATEMENT
This news release contains forward-looking statements relating to the business of ISCO and its subsidiary. Investors are cautioned that such forward-looking statements regarding ISCO, its technology, clinical development and potential applications, constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. International Stem Cell Corporation disclaims any intent or obligation to update these forward-looking statements.